UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-55903	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 633-5565

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 3- Securities and Trading Markets

Item 3.02	Unregistered Sale of Equity Securities.

Pursuant to the terms of an Agreement and Plan of Merger and Reorganization entered into by John Keeler & Co, Inc., a Florida corporation and wholly-owned subsidiary of Blue Star Foods Corp., a Delaware corporation (the “Company”) on November 26, 2019 with Coastal Pride Company, Inc., a South Carolina corporation, Coastal Pride Seafood, LLC, a Florida limited liability company and wholly-owned subsidiary of Keeler & Co., and The Walter F. Lubkin, Jr. Irrevocable Trust dated 1/8/03, Walter F. Lubkin III, Tracy Lubkin Greco and John C. Lubkin (collectively, the “Sellers”), the Sellers were issued certain promissory notes (collectively, the “Sellers’ Notes”), the Company and the Sellers verbally agreed on April 15, 2021 to provide for the issuance of an aggregate of 16,460 shares of the Company’s common stock, par value $0.0001 per share, in lieu of payment in cash of accrued interest in the aggregate amount of $39,503.56 under the Sellers’ Notes.

The shares issued to the Sellers have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 5, 2021, Silvia Alana, age 37, was appointed Chief Financial Officer of the Company. Ms. Alana has been Corporate Controller of the Company since August 2020. Prior thereto, Ms. Alana was Global Technical Accounting Manager at Brightstar Corporation from April 2018 to July 2020 and Audit Manager at Crowe Horwath, LLP from July 2016 to April 2018. Ms. Alana was a Senior Accountant in Global Accounting and Reporting Services at Carnival Corporation & Plc from May 2013 to February 2015 and an Auditor in Assurance at Pricewaterhouse Coopers, LLP from January 2010 to May 2013. Ms. Alana graduated from Florida International University with a Bachelor degree in Accounting in 2008 and a Master of Accounting in 2009. Ms. Alana is a Certified Public Accountant.

There is no arrangement or understanding between Ms. Alana and any other persons pursuant to which Ms. Alana was appointed an officer of the Company.

There are no family relationships between Ms. Alana and any of the Company’s executive officers or directors.

Ms. Alana has been a party to a three-year employment agreement, dated August 3, 2020, with the Company to serve as its corporate controller for an annual base salary of $127,500, which increased to $140,250 in February 2021. The agreement also provided for the grant on the first anniversary of the agreement of a three-year option to purchase that number of shares equal to 30% of her then current salary at the market price of the Company’s common stock.

Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which Ms. Alana has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 7, 2021	BLUE STAR FOODS CORP.

	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer